UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 12, 2010
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4000 RBC Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.
     On January 12, 2010, PepsiAmericas, Inc. (“PAS”) received notice of a blackout period affecting participants in the PAS Salaried 401(k) Plan and the PAS Hourly 401(k) Plan (collectively the “Plans”) in connection with the merger of PAS into a wholly-owned subsidiary of PepsiCo, Inc. (the “Merger”). The blackout period is necessary in order for the Plans’ trustee and administrator to process and implement participants’ instructions with respect to the election of consideration to be received from PepsiCo, Inc. for the common stock held in their accounts in the Plans’ PAS Stock Funds. The blackout period is expected to begin as of 4:00 p.m. Eastern Standard Time on the second business day prior to the deadline for the Plans to submit such elections and will end on a date that is approximately four weeks after the closing of the Merger. During this blackout period, the participants’ ability to change the amounts they have invested in the PAS Stock Funds (or to access these amounts through withdrawals, distributions or loans) will be restricted.
     The blackout period described in the notice will not prohibit our directors and executive officers from engaging in transactions regarding PAS equity securities, including transactions regarding shares of PAS common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: January 15, 2010	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President and Chief Financial Officer

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